Exhibit 99.1

Sundance Energy Inc. Announces Current 2020 Hedge Book Covers

7,931 Barrels Per Day at $54.08 Floor Price

DENVER, MARCH 13th, 2020 (GLOBE NEWSWIRE) – Sundance Energy Inc. (NASDAQ: SNDE) (“Sundance” or the “Company”) today provided details regarding its current hedge book and recent actions the Company has taken to improve its already robust hedge position to provide price certainty for 2020 and 2021.

For the balance of 2020 from April through December, Sundance has hedges in place covering a total of 7,931 barrels of crude oil per day (or 2,181,000 barrels total) at a weighted average floor price of $54.08 per barrel. For the calendar year 2021, Sundance has hedges in place covering a total of 7,430 barrels of crude oil per day (or 2,712,000 barrels total) at a weighted average floor price of $48.92 per barrel. In total, Sundance has 5,581,000 barrels of crude oil hedged through 2023. In 2020 Sundance has 225,000 barrels subject to an initial $50.00 floor price and a $35.00 reparticipating floor price and 18,000 barrels subject to an initial $55.00 floor price and a $30.00 reparticipating floor price. In 2021 Sundance has 300,000 barrels subject to an initial $50.00 floor price and a $35.00 reparticipating floor price.

Sundance’s Chief Executive Officer, Eric McCrady, stated, “Sundance’s policy is to lock in hedges when we make capital investments on wells for a period of at least 18 months to lock in attractive economic returns. We also manage our hedge position opportunistically to protect our balance sheet and liquidity position. Sundance’s crude oil hedge position now represents ~90% of analyst’s production forecasts for 2020 and ~80% for 2021. We believe that the certainty these hedges create will provide the Company with a great deal of flexibility in this period of price volatility and market uncertainty. Sundance will be providing additional details around its reduced 2020 capital plan when it reports on its fourth quarter 2019 results on next Monday, March 16, 2020.”

About Sundance Energy Inc.

Sundance Energy Inc. is an independent energy exploration and production company located in Denver, Colorado. The Company is focused on the acquisition and development of large, repeatable oil and natural gas resource plays in North America. Current activities are focused in the Eagle Ford.  A comprehensive overview of the Company can be found on Sundance’s website at www.sundanceenergy.net

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.   These statements are identified by the use of the words “project,” “believe,” “estimate,” “expect,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on Sundance. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Sundance will be those that are anticipated. Sundance’s forward-looking statements involve significant risks and uncertainties (some of which are beyond Sundance’s control) and assumptions that could cause actual results to differ materially from Sundance’s historical experience and present expectations or projections. These include, but are not limited to, risks or uncertainties associated with our previously completed redomiciliation (including the ability to recognize any benefits therefrom), the discovery and development of oil and natural gas reserves, cash flows and liquidity, business and financial strategy, budget, projections and operating results, oil and natural gas prices, amount, nature and timing of capital expenditures, including future development costs, availability and terms of capital and general economic and business conditions. You are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. Forward-looking statements also are affected by the risk factors described in Sundance’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, as may be amended, and those set forth from time-to-time in other filings with the SEC. Sundance undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For more information, please contact:

John Roberts	Eric McCrady
VP Finance & Investor Relations	Chief Executive Officer
Tel: (720) 638-2400	Tel: (303) 543-5703

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